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UJB FINANCIAL CORP.                                                                                       Exhibit (28)A
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

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                                                                              March 31,     December 31,    March 31,
                                                                                 1995           1994           1994
                                                                            -------------- -------------- --------------
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Assets
Cash and cash equivalents:
    Cash and due from banks                                                $      921,926 $      925,421 $      692,904
    Federal funds sold and securities purchased under agreements to resell          3,650         44,875          1,300
                                                                            -------------- -------------- --------------
        Total cash and cash equivalents                                           925,576        970,296        694,204
Interest bearing deposits with banks                                               11,996         18,809         37,107
Trading account securities                                                         17,954         33,513         30,628
Investment securities available for sale                                          229,796        201,215      1,001,108
Investment securities:
    U.S. Government and Federal agencies                                        1,903,871      2,016,615      1,686,563
    States and political subdivisions                                             317,561        331,000        298,460
    Other securities                                                            1,700,005      1,745,373      1,549,454
                                                                            -------------- -------------- --------------
        Total investment securities                                             3,921,437      4,092,988      3,534,477
Loans (net of unearned discount):
    Commercial                                                                  4,603,444      4,627,349      4,386,916
    Mortgage                                                                    2,871,491      2,790,988      2,456,815
    Instalment                                                                  2,250,771      2,238,237      2,019,106
                                                                            -------------- -------------- --------------
        Total loans                                                             9,725,706      9,656,574      8,862,837
    Less: Allowance for loan losses                                               205,757        214,161        241,469
                                                                            -------------- -------------- --------------
        Net loans                                                               9,519,949      9,442,413      8,621,368
Premises and equipment                                                            165,804        167,905        169,444
Assets held for accelerated disposition                                            31,795         90,888              -
Accrued interest receivable                                                        88,234         89,926         78,188
Other real estate owned, net                                                       29,115         31,449         71,479
Due from customers on acceptances                                                  20,664         21,159         16,021
Other assets                                                                      280,122        268,911        264,385
                                                                            -------------- -------------- --------------
Total Assets                                                               $   15,242,442 $   15,429,472 $   14,518,409
                                                                            ============== ============== ==============
Liabilities and Shareholders' Equity
Deposits:
    Non-interest bearing demand deposits                                   $    2,954,035 $    3,260,641 $    2,788,291
    Interest bearing deposits:
        Savings and time deposits                                               8,969,874      8,936,009      8,684,091
        Commercial certificates of deposit $100,000 and over                      434,370        371,141        244,943
                                                                            -------------- -------------- --------------
            Total deposits                                                     12,358,279     12,567,791     11,717,325
Commercial paper                                                                   46,951         42,211         51,509
Other borrowed funds                                                            1,220,644      1,291,219      1,261,139
Long-term debt                                                                    204,646        204,754        208,846
Accrued interest payable                                                           46,649         30,234         27,642
Bank acceptances outstanding                                                       20,664         21,159         16,021
Accrued expenses and other liabilities                                            211,305        167,844        189,665
                                                                            -------------- -------------- --------------
            Total liabilities                                                  14,109,138     14,325,212     13,472,147
Shareholders' equity:
    Preferred stock: Authorized 4,000,000 shares without par value:
        Series B: Authorized 1,200,000 shares; issued and outstanding 600,166
           in 1995 and 1994, adjustable-rate cumulative, $50 stated value          30,008         30,008         30,008
    Common stock par value $1.20:
        Authorized 130,000,000 shares; issued and outstanding
           55,257,157 at March 31, 1995, 55,005,306 at
           December 31, 1994 and 54,502,893 at March 31, 1994                      66,309         66,006         65,403
    Surplus                                                                       416,098        413,429        403,147
    Retained earnings                                                             627,560        604,066        544,202
    Net unrealized (loss) gain on investment securities, net of tax                (6,671)        (9,249)         3,502
                                                                            -------------- -------------- --------------
        Total shareholders' equity                                              1,133,304      1,104,260      1,046,262
                                                                            -------------- -------------- --------------
Total Liabilities and Shareholders' Equity                                 $   15,242,442 $   15,429,472 $   14,518,409
                                                                            ============== ============== ==============


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